Exhibit 23.5

Letterhead of Mine Development Associates

CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.

The undersigned, Mine Development Associates Inc., hereby states as follows:

Mine Development Associates Inc. assisted with the preparation of the “Mt. Todd Gold Project Prefeasibility Study, Northern Territory, Australia” dated October 1, 2010, the “10.65 MTPY Preliminary Feasibility Study, Mt. Todd Gold Project, Northern Territory, Australia”, dated January 28, 2011, the “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico”, dated September 1, 2009 and the “Technical Report, Preliminary Assessment, Long Valley Project, Mono County, California, USA” dated January 9, 2008 (the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

	By:	/s/ Neil Prenn
	Name:	Neil Prenn, PE
	Title:	President

Date: September 28, 2012